EXHIBIT 99.1

Spirit Airlines Reports Third Quarter Adjusted Net Income of $25.2 million
And Delivers on the Promise of Low Fares at $71.85 per Flight Segment Average

MIRAMAR, FLORIDA (October 31, 2012) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported third quarter 2012 financial results.

•
Net income, excluding special items, for the third quarter 2012 was $25.2 million, or $0.35 per diluted share[1]. GAAP net income for the third quarter 2012 was $30.9 million, or $0.43 per diluted share.

•	Operating margin, excluding special items, for the third quarter of 2012 was 11.8 percent[1]. Operating margin on a GAAP basis was 14.5 percent for the third quarter of 2012.

•	Adjusted EBITDAR for the third quarter 2012 was $81.8 million, resulting in an Adjusted EBITDAR margin of 23.9 percent.

•	Spirit ended the third quarter 2012 with $399.1 million in unrestricted cash.

“As we grow our network, we are pleased to continue to offer our customers the lowest fares in our markets. Giving our customers the freedom to choose only the services and products they value allows them to save money and helps us keep our costs low which, in turn, provides value to our shareholders,” said Ben Baldanza, Spirit's President and Chief Executive Officer. “While this quarter reflected previously described difficult revenue comparisons as we lapped the benefit from the Federal Excise Tax holiday last year, we remain on target to achieve our goal of growing capacity 15 to 20 percent while sustaining an annualized EBITDAR margin of 24 to 26 percent for the full year 2012."
Revenue Performance
For the third quarter 2012, Spirit's total operating revenue was $342.3 million, an increase of $53.6 million, or 18.6 percent, compared to third quarter 2011 on a capacity increase of 22.7 percent.

Total revenue per available seat mile (“RASM”) for the third quarter 2012 was 11.52 cents, a decrease of 3.4 percent compared to the third quarter 2011, driven by lower load factor and operating yields against very strong results last year.

Passenger flight segment ("PFS") volume grew 23.2 percent year-over-year in the third quarter 2012 with total revenue per PFS of $121.65. Average non-ticket revenue per PFS for the third quarter 2012 increased 11.5 percent year-over-year to $49.80 while average ticket revenue per PFS for the quarter decreased 12.1 percent year-over-year to $71.85 as Spirit continued its strategy to offer low base fares while increasing revenue from non-ticket sources. In addition, ticket revenue per passenger segment in the third quarter 2011 included the benefit from the Federal Excise Tax holiday.

Cost Performance
Total operating expenses in the third quarter 2012 were $292.6 million, an increase of $48.5 million, or 19.9 percent, compared to the same period in 2011, primarily driven by fuel and other expenses associated with increased flight volume, partially offset by a gain associated with the sale of four air carrier slots at Ronald Reagan National Airport. Other expense drivers included passenger re-accommodation costs related to flight cancellations and crew-related costs as a result of network scope changes.

Cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) for the third quarter 2012 was 6.02 cents, an increase of 4.9 percent year-over-year, largely driven by higher passenger re-accommodation costs related to flight cancellations. Other primary drivers included additional rent for an aircraft temporarily leased from a third-party provider to maintain desired capacity levels during the summer, start-up costs associated with the Company's seat maintenance program and implementation costs of an Enterprise Resource Planning (ERP) system.

During the third quarter 2012, the Company incurred start-up costs related to its seat maintenance program of $2.3 million, bringing its total costs incurred related to this program to $5.4 million. Spirit estimates that total start-up costs related to this program will be approximately $7 million with the remaining balance incurred in the fourth quarter 2012.

Selected Balance Sheet and Cash Flow Items
At the end of the third quarter 2012, Spirit had $399.1 million in unrestricted cash and cash equivalents and no restricted cash balance. As of September 30, 2012, the Company had no debt on its balance sheet and total shareholders' equity of $559.5 million.

During the third quarter 2012, the Company had capital expenditures of $2.5 million, paid $11.5 million in pre-delivery deposits ("PDPs") for future deliveries of aircraft and spare engines and paid $13.0 million in maintenance reserves, net of reimbursements.

Fleet
Spirit ended the third quarter 2012 with 42 aircraft in its fleet.  The Company has two new A320 aircraft scheduled for delivery in the fourth quarter 2012, which deliveries would bring the year-end 2012 fleet to 44 aircraft. In addition, in October 2012, Spirit signed a Letter of Intent with ILFC to lease three used A319 and five A320neo aircraft, subject to final documentation.  These aircraft are undergoing customary maintenance checks, and the Company currently expects one A319 aircraft to be delivered in December 2012 with two expected to be delivered in January 2013.  Delivery dates for the A320neo aircraft will be confirmed after Spirit has made a decision on its engine type selection for the A320neo.

Third Quarter 2012 and Other Current Highlights

•	Recently added/announced new service between (service start date):

- Dallas/Fort Worth and Baltimore/Washington (9/6/12)	- San Diego and Portland, Oregon (11/8/12)
- Fort Lauderdale and Baltimore/Washington (9/6/12)	- San Diego and Los Cabos, Mexico (11/8/12)**
- Dallas/Fort Worth and Houston (9/20/12)	- Dallas/Fort Worth and New Orleans (1/24/13)
- Houston and Chicago (10/4/12)	- Dallas/Fort Worth and Oakland/
- Houston and Las Vegas (10/4/12)	San Francisco (4/25/13)
- Denver and Phoenix/Mesa (10/4/12)	- Dallas/Fort Worth and Los Angeles (4/25/13)
- Chicago and Tampa (11/8/12)*	- Dallas/Fort Worth and Cancun, Mexico (4/25/13)
- Chicago and Phoenix/Mesa (11/8/12)*	- Dallas/Fort Worth and Minneapolis/St. Paul (4/25/13)
- Minneapolis/St. Paul and Fort Lauderdale (11/8/12)*	- Dallas/Fort Worth and Philadelphia (4/25/13)
- Minneapolis/St. Paul and Fort Myers (11/8/12)*	- Dallas/Fort Worth and Los Cabos, Mexico (6/13/12)**
- Dallas/Fort Worth and Fort Myers (11/8/12)*	- Dallas/Fort Worth and Latrobe/Pittsburgh (6/14/13)
- Boston and Fort Myers (11/8/12)*

•	Announced opening a Crew Base at Dallas/Fort Worth International Airport on December 1, 2012.

*	Seasonal service only

**
Spirit has filed with the U.S. Department of Transportation ("DOT") to begin nonstop service between Dallas/Fort Worth and Los Cabos, Mexico and between San Diego and Los Cabos, Mexico, subject to necessary governmental approval.

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, October 31, 2012, at 11:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 200 daily flights to over 50 destinations within the U.S., Latin America and Caribbean.  Visit Spirit at www.spirit.com.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the management of future maintenance costs related to the Company's seat maintenance program, the delivery schedule of aircraft on order, announced new service routes and customer savings programs, and expectations regarding future results of operations, including EBITDAR margin and capacity growth. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
954-447-7920
InvestorRelations@spirit.com

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell (954) 918-9432

Manuel Jaquez (Latin America & Caribbean)
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2012	2011	Change	2012	2011	Change
Operating revenues:
Passenger	$202,181	$186,682	8.3	$594,071	$520,380	14.2
Non-ticket	140,136	102,032	37.3	396,049	276,887	43.0
Total operating revenue	342,317	288,714	18.6	990,120	797,267	24.2
Operating expenses:
Aircraft fuel	122,016	104,985	16.2	350,974	293,219	19.7
Salaries, wages and benefits	54,413	45,148	20.5	160,556	133,514	20.3
Aircraft rent	37,536	29,220	28.5	106,469	86,009	23.8
Landing fees and other rents	19,060	13,966	36.5	51,240	38,628	32.6
Distribution	14,620	14,177	3.1	43,559	39,146	11.3
Maintenance, materials and repairs	14,211	11,010	29.1	37,254	25,903	43.8
Depreciation and amortization	3,815	2,059	85.3	10,012	5,296	89.0
Other operating	35,253	23,571	49.6	95,862	66,775	43.6
Loss on disposal of assets	—	4	na	482	39	na
Special charges (credits) (2)	(8,288)	18	na	(8,345)	2,379	na
Total operating expenses	292,636	244,158	19.9	848,063	690,908	22.7
Operating income	49,681	44,556	11.5	142,057	106,359	33.6
Other (income) expense:
Interest expense	10	444	na	1,344	24,408	na
Capitalized interest	(10)	(444)	na	(1,344)	(2,519)	na
Interest income	(171)	(99)	na	(766)	(256)	na
Other expense	109	42	na	236	165	na
Total other (income) expense	(62)	(57)	na	(530)	21,798	na
Income before income taxes	49,743	44,613	11.5	142,587	84,561	68.6
Provision for income taxes	18,859	16,956	11.2	53,693	32,104	67.2
Net income	$30,884	$27,657	11.7	$88,894	$52,457	69.5
Net income per share, basic	$0.43	$0.38	13.2	$1.23	$1.12	9.8
Net income per share, diluted	$0.43	$0.38	13.2	$1.22	$1.11	9.9
Weighted average shares, basic	72,427	72,175	0.3	72,367	46,840	54.5
Weighted average shares, diluted	72,658	72,427	0.3	72,581	47,129	54.0

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.
(2) Special charges (credits) for 2012 include recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport and secondary offering costs related to the sale of 9.4 million shares by Oaktree Capital Management; and for 2011 include amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida and termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fees paid to three individual, unaffiliated holders of the Company's subordinated notes.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets (1)
(unaudited, in thousands)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$399,143	$343,328
Accounts receivable, net	23,761	15,425
Deferred income taxes	14,962	20,738
Other current assets	100,499	63,217
Total current assets	538,365	442,708
Property and equipment:
Flight equipment	4,029	4,182
Ground and other equipment	53,490	46,608
Less accumulated depreciation	(31,562)	(27,580)
	25,957	23,210
Deposits on flight equipment purchase contracts	95,862	91,450
Prepaid aircraft maintenance to lessors	117,506	120,615
Security deposits and other long-term assets	106,990	67,830
Total assets	$884,680	$745,813
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,317	$15,928
Air traffic liability	136,693	112,280
Other current liabilities	109,810	98,856
Total current liabilities	267,820	227,064
Long-term deferred income taxes	28,311	12,108
Deferred credits and other long-term liabilities	29,040	39,935
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	500,981	496,136
Treasury stock	(1,065)	(129)
Retained earnings (deficit)	59,586	(29,308)
Total shareholders’ equity	559,509	466,706
Total liabilities and shareholders’ equity	$884,680	$745,813

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2012	2011
Net cash provided by operating activities	$88,807	$149,488

Investing activities:
Proceeds from sale of slots	9,060	—
Proceeds from sale of property and equipment	14	5,604
Pre-delivery deposits for flight equipment, net of refunds	(6,817)	(27,194)
Purchase of property and equipment	(21,711)	(9,573)
Net cash used in investing activities	(19,454)	(31,163)

Financing activities:
Proceeds from exercise of stock options	410	419
Proceeds from issuance of common stock	—	170,828
Payments on debt	—	(20,564)
Proceeds from sale leaseback transactions	12,427	—
Payments to pre-IPO shareholders pursuant to tax receivable agreement	(26,905)	—
Excess tax benefits from share-based compensation	1,466	—
Repurchase of restricted common stock	(936)	(757)
Debt issuance costs	—	8
Net cash (used in) provided by financing activities	(13,538)	149,934

Net increase in cash and cash equivalents	$55,815	$268,259
Cash and cash equivalents at beginning of period	$343,328	$82,714
Cash and cash equivalents at end of period	399,143	350,973

Supplemental disclosures
Cash payments for:
Interest paid	$297	$8,219
Taxes paid	$39,350	$379
Non-cash transactions
Exchange of Notes due to related parties for common stock	$—	$279,206
Exchange of mandatorily redeemable preferred stock for common stock	$—	$81,747
Liability and offsetting reduction to equity recorded related to tax receivable agreement	$—	$36,522

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended September 30,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	2,972,651	2,422,962	22.7%
Revenue passenger miles (RPMs) (thousands)	2,552,316	2,109,119	21.0%
Load factor (%)	85.9	87.0	(1.1	) pts
Passenger flight segments (thousands)	2,814	2,285	23.2%
Block hours	50,159	41,558	20.7%
Operating revenue per ASM (RASM) (cents)	11.52	11.92	(3.4)%
Average yield (cents)	13.41	13.69	(2.0)%
Average ticket revenue per passenger flight segment ($)	71.85	81.71	(12.1)%
Average non-ticket revenue per passenger flight segment ($)	49.80	44.66	11.5%
Total revenue per passenger flight segment ($)	121.65	126.37	(3.7)%
CASM (cents)	9.84	10.08	(2.4)%
Adjusted CASM (cents) (1)	10.15	10.01	1.4%
Adjusted CASM ex-fuel (cents) (2)	6.02	5.74	4.9%
Fuel gallons consumed (thousands)	37,761	31,640	19.3%
Average economic fuel cost per gallon ($)	3.26	3.27	(0.3)%
Aircraft at end of period	42	35	20.0%
Average daily Aircraft utilization (hours)	12.8	12.9	(0.8)%
Average stage length (miles)	892	909	(1.9)%
Airports served at end of period	52	47	10.6%

	Nine Months Ended September 30,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	8,388,581	7,048,701	19.0%
Revenue passenger miles (RPMs) (thousands)	7,144,329	6,040,203	18.3%
Load factor (%)	85.2	85.7	(0.5	) pts
Passenger flight segments (thousands)	7,776	6,347	22.5%
Block hours	142,779	121,523	17.5%
Operating revenue per ASM (RASM) (cents)	11.80	11.31	4.3%
Average yield (cents)	13.86	13.20	5.0%
Average ticket revenue per passenger flight segment ($)	76.40	81.98	(6.8)%
Average non-ticket revenue per passenger flight segment ($)	50.93	43.62	16.8%
Total revenue per passenger flight segment ($)	127.33	125.60	1.4%
CASM (cents)	10.11	9.80	3.2%
Adjusted CASM (cents) (1)	10.20	9.71	5.0%
Adjusted CASM ex-fuel (cents) (2)	6.02	5.61	7.3%
Fuel gallons consumed (thousands)	106,320	91,076	16.7%
Average economic fuel cost per gallon ($)	3.30	3.17	4.1%
Average daily Aircraft utilization (hours)	12.8	12.9	(0.8)%
Average stage length (miles)	902	933	(3.3)%

(1)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per share data)	2012	2011
Net income, as reported	$30,884	$27,657
Add: Provision for income taxes	18,859	16,956
Income before income taxes, as reported	49,743	44,613

Add: Unrealized mark-to-market (gains) and losses	(921)	1,495
Add special items:
Loss on disposal of assets	—	4
Special charges (credits)	(8,288)	18
Income before income taxes, non-GAAP (1)	40,534	46,130
Provision for income taxes (2)	15,368	17,533
Adjusted net income, non-GAAP (1)	$25,166	$28,597

Weighted average shares, basic	72,427	72,175
Weighted average shares, diluted	72,658	72,427

Adjusted net income per share, basic	$0.35	$0.40
Adjusted net income per share, diluted	$0.35	$0.39

(1)	Excludes unrealized mark-to-market losses and special items as described in the “Reconciliation of Adjusted Operating Income to GAAP Operating Income” table below.

(2)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except CASM data in cents)	2012	2011
Total operating expenses, as reported	$292,636	$244,158
Less: Unrealized mark-to-market (gains) and losses (1)	(921)	1,495
Less special items (2):
Loss on disposal of assets	—	4
Special charges (credits) (3)	(8,288)	18
Operating expenses, non-GAAP (4)	301,845	242,641
Less: Economic fuel expense, non-GAAP	122,937	103,490
Operating expenses excluding fuel, non-GAAP (5)	$178,908	$139,151

Available seat miles	2,972,651	2,422,962

CASM (cents)	9.84	10.08
Adjusted CASM (cents) (4)	10.15	10.01
Adjusted CASM ex-fuel (cents) (5)	6.02	5.74

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2012	2011
Operating income, as reported	$49,681	$44,556
Operating margin, GAAP	14.5%	15.4%
Add: Unrealized mark-to-market (gains) and losses (1)	(921)	1,495
Add special items (2):
Loss on disposal of assets	—	4
Special charges (credits) (3)	(8,288)	18
Operating income, non-GAAP	$40,472	$46,073
Operating margin (4)	11.8%	16.0%

(1)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special items include loss on disposal of assets and special charges (credits).

(3)
Special charges (credits) for 2012 include recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport and secondary offering costs related to the sale of 9.4 million shares by Oaktree Capital Management; and for 2011 include amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida and termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fees paid to three individual, unaffiliated holders of the Company's subordinated notes.

(4)	Excludes unrealized fuel hedge (gains) and losses and special items.

(5)	Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	September 30,
(in thousands, except per gallon data)	2012	2011
Fuel Expense
Aircraft fuel, as reported	$122,016	$104,985
Less: Unrealized mark-to-market (gains) and losses	(921)	1,495

Economic fuel expense, non-GAAP	$122,937	$103,490

Fuel gallons consumed	37,761	31,640

Economic fuel cost per gallon, non-GAAP	$3.26	$3.27

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR to GAAP net income
(unaudited)

	Three Months Ended
	September 30,
(in thousands)	2012	2011
Net income, as reported	$30,884	$27,657
Add: Provision for income taxes	18,859	16,956
Income before income taxes, as reported	49,743	44,613
Add:
Interest expense	10	444
Capitalized interest	(10)	(444)
Interest income	(171)	(99)
Depreciation and amortization	3,815	2,059
EBITDA	53,387	46,573
Other expense	109	42
Unrealized mark-to-market (gains) and losses	(921)	1,495
Loss on disposal of assets	—	4
Special charges (credits)	(8,288)	18
Adjusted EBITDA	44,287	48,132
Aircraft rent	37,536	29,220
Adjusted EBITDAR (1)	$81,823	$77,352
Adjusted EBITDAR margin (1)	23.9%	26.8%

(1)	Excludes unrealized mark-to-market fuel hedge (gains) and losses and special items as described in the "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table above.

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